UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 25, 2002

Unity Wireless Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-30620
(Commission File Number)

91-1940650
(IRS Employer Identification No.)

7438 Fraser Park Dr., Burnaby, British Columbia, Canada V5J 5B9
(Address of principal executive offices and Zip Code)

(800) 337-6642
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Certifying Accountant.

Not applicable.

Item 5. Other Events.

Pursuant to Rule 135c of the Securities Act of 1933, a press release with respect to a private placement offering is appended to this Form 8-K Current Report as exhibit 99.1.

Item 6. Resignations of Registrant's Directors.

Not applicable.

Item 7. Financial Statements and Exhibits.

Exhibits

99.1 Press release issued by the Registrant on November 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

/s/ Ilan Kenig
By: Ilan Kenig
Chief Executive Officer and Principal Accounting Officer

Date: November 25, 2002